Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2013

Calabasas Hills, CA — April 24, 2013 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2013, which ended on April 2, 2013.

Total revenues were $463.0 million in the first quarter of fiscal 2013 as compared to $435.8 million in the prior year first quarter.  Net income and diluted net income per share were $25.3 million and $0.47, respectively, in the first quarter of fiscal 2013.

The Company recorded a pre-tax charge related to discontinuing operations of three Grand Lux Cafe restaurants during the first quarter of fiscal 2013, as previously disclosed.  The amount of the charge was approximately $644 thousand, which decreased diluted net income per share by approximately $0.01.  Excluding these items, net income was $25.7 million and diluted net income per share remained $0.47.

Operating Results

Comparable restaurant sales at The Cheesecake Factory and Grand Lux Cafe increased 1.4% in the first quarter of fiscal 2013, but were negatively impacted by approximately 0.6% due to storms in the Northeast.  Excluding this weather impact, comparable restaurant sales increased 2.0%.

By concept, comparable restaurant sales grew 1.6% at The Cheesecake Factory and declined 0.9% at Grand Lux Cafe.

“Our performance in the first quarter demonstrates the strength of our restaurants domestically, as well as globally, with the initial licensed Cheesecake Factory restaurants in the Middle East performing at very high levels,” said David Overton, Chairman and Chief Executive Officer.  “We are now into our fourth year of delivering positive, quarterly comparable restaurant sales.  And once again, our sales solidly outpaced the industry, coming in at the top end of our expectations.  Our brand is strong and relevant, with ongoing menu innovation and high service levels as key sales drivers, creating an exceptional dining experience.  Operationally, we are executing very well, maintaining excellent food quality and guest satisfaction scores.  We are well positioned to deliver on our goals of returning to peak operating margins and averaging ‘mid-teens’ earnings growth, with multiple levers in place to achieve these objectives and drive shareholder value even higher.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share on the Company’s common stock.  The dividend is payable on May 21, 2013 to shareholders of record at the close of business on May 8, 2013.

During the first quarter of fiscal 2013, the Company repurchased 1.2 million shares of its common stock at a cost of $42.0 million.  The Company continues to expect that it will return the majority of its free cash flow to shareholders in fiscal 2013 in the form of dividends and share repurchases.

Conference Call and Webcast

A conference call to review the Company’s results for the first quarter of fiscal 2013 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through May 24, 2013.  To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 174 full-service, casual dining restaurants throughout the U.S., including 162 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, three The Cheesecake Factory® restaurants operate under a licensing agreement.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, visit www.thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to continue to expand domestically and internationally; the Company’s ability to deliver comparable sales increases and leverage those sales increases; the Company’s ability to outperform the casual dining industry; the Company’s ability to maintain its relevance to consumers; the Company’s ability to increase its food quality and overall guest satisfaction scores; the Company’s ability to deliver operating margin and earnings per share growth; the Company’s ability to increase shareholder value; factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	April 2, 2013		April 3, 2012
Consolidated Statements of Operations	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$463,018	100.0%	$435,754	100.0%
Costs and expenses:
Cost of sales	114,293	24.7%	107,598	24.7%
Labor expenses	150,983	32.6%	142,980	32.8%
Other operating costs and expenses	110,978	24.0%	105,888	24.3%
General and administrative expenses	28,789	6.2%	28,665	6.6%
Depreciation and amortization expenses	19,230	4.2%	18,298	4.2%
Impairment of assets and lease terminations	644	0.1%	—	0.0%
Preopening costs	1,314	0.3%	2,106	0.5%
Total costs and expenses	426,231	92.1%	405,535	93.1%
Income from operations	36,787	7.9%	30,219	6.9%
Interest and other (expense)/income, net	(1,310)	(0.2)%	(1,148)	(0.2)%
Income before income taxes	35,477	7.7%	29,071	6.7%
Income tax provision	10,185	2.2%	8,349	1.9%
Net income	$25,292	5.5%	$20,722	4.8%

Basic net income per share	$0.48		$0.39
Basic weighted average shares outstanding	52,255		53,680

Diluted net income per share	$0.47		$0.37
Diluted weighted average shares outstanding	54,305		55,699

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$412,551	$390,747
Other	50,467	45,007
	$463,018	$435,754

Income from operations:
The Cheesecake Factory restaurants	$59,237	$53,811
Other	4,500	3,511
Corporate	(26,950)	(27,103)
	$36,787	$30,219

Selected Consolidated Balance Sheet Information	April 2, 2013	January 1, 2013
Cash and cash equivalents	$87,140	$83,569
Total assets	1,071,108	1,092,167
Total liabilities	489,266	512,441
Stockholders’ equity	581,842	579,726

	13 Weeks Ended	13 Weeks Ended
Supplemental Information	April 2, 2013	April 3, 2012
Comparable restaurant sales percentage change	1.4%	2.4%
Restaurants opened during period	—	1
Restaurants open at period-end	174	171
Restaurant operating weeks	2,291	2,212

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present the first quarter fiscal 2013 net income and diluted net income per share excluding the impact from a certain item.  Additional detail regarding this item can be found on the first page of this press release.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended	13 Weeks Ended
	April 2, 2013	April 3, 2012
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$25,292	$20,722
After-tax impact from:
- Impairment of assets and lease terminations (1)	386	—
Net income (non-GAAP)	$25,678	$20,722

Diluted net income per share (GAAP)
After-tax impact from:	$0.47	$0.37
- Impairment of assets and lease terminations (1)	0.01	—
Diluted net income per share (non-GAAP) (2)	$0.47	$0.37

(1)         The pre-tax amount associated with this item was $644 in the first quarter of fiscal 2013 and was recorded in impairment of assets and lease terminations.

(2)         Diluted net income per share may not add due to rounding.

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